                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       Felcor Lodging Trust Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

Notice of Annual Meeting
on May 15, 2001                                      [FELCOR LODGING TRUST LOGO]
and Proxy Statement


                       FELCOR LODGING TRUST INCORPORATED
                    545 E. John Carpenter Frwy., Suite 1300
                              Irving, Texas 75062

                                 April 6, 2001

Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders on May 15, 2001, in Irving, Texas. The meeting will be held in the Cottonwood Room at our Harvey Hotel (DFW Airport North) located at 4545 W. John Carpenter Freeway, Irving, Texas at 9:00 a.m. Dallas time. At the meeting, you will hear a report on our 2000 results.

     This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you about the matters to be addressed and the procedures for voting at the meeting. It also describes how the Board operates, gives personal information about our director candidates, and provides other information about the Company.

     Your vote is very important. Even if you have only a few shares, we want your shares to be represented at the meeting. I urge you to vote promptly in order to be certain your shares are represented at the meeting.

     I look forward to seeing you at the meeting.

                                       Sincerely,

                                       /s/ LAWRENCE D. ROBINSON

                                       Lawrence D. Robinson
                                       Executive Vice President
                                       General Counsel & Secretary

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      OF FELCOR LODGING TRUST INCORPORATED

Time:            9:00 a.m., Central Time

Date:            May 15, 2001

Place:           Harvey Hotel (DFW Airport North)
                 4545 W. John Carpenter Freeway
                 Irving, Texas 75062

Purposes:        o To elect four directors to three-year terms; and

                 o To conduct any other business that may properly be raised.

Who may vote:    Stockholders of record on March 23, 2001.

Annual Report:   A copy of the Annual Report is enclosed.

Date of Mailing: This notice, together with the Proxy Statement and Annual
                 Report, are first being mailed to stockholders on or about April 6, 2001.

                                       Sincerely,

                                       /s/ LAWRENCE D. ROBINSON

                                       Lawrence D. Robinson
                                       Secretary
                                       April 6, 2001

                                 PROXY STATEMENT
                        FELCOR LODGING TRUST INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2001

TABLE OF CONTENTS                                                       PAGE
                                                                        ----

GENERAL INFORMATION..................................................     1

ELECTION OF DIRECTORS................................................     2

     Nominees for Class I Directors..................................     3

     Continuing Directors............................................     4

     Director Compensation...........................................     6

     Board Committees................................................     7

STOCK OWNERSHIP......................................................     8

     Principal Stockholders..........................................     8

     Security Ownership of Management................................     9

MANAGEMENT...........................................................    11

     Executive Officers of FelCor....................................    11

     Executive Compensation Tables...................................    13

     Compensation Committee Report...................................    15

     Compensation Committee Interlocks...............................    17

     Certain Relationships and Related Transactions..................    17

     Section 16(a) Beneficial Ownership Reporting Compliance.........    18

     Report of Audit Committee.......................................    19

INDEPENDENT AUDITORS.................................................    20

STOCK PERFORMANCE GRAPH..............................................    21

ADDITIONAL INFORMATION...............................................    21

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of FelCor Lodging Trust Incorporated of proxies to be voted at the Annual Meeting of Stockholders being held on Tuesday, May 15, 2001, and at any adjournment of the meeting. The following questions and answers provide important information about the Annual Meeting and this Proxy Statement.

WHAT AM I VOTING ON?

o    The election of four directors, each for a three year term; and

o    Any other matters properly brought before the meeting.

WHO IS ENTITLED TO VOTE?

FelCor stockholders of record at the close of business on March 23, 2001, are entitled to vote at the meeting. Each stockholder is entitled to cast one vote for each share of common stock owned.

HOW DO I VOTE?

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you have shares held by a broker or other nominee, you may instruct your broker or nominee to vote your shares by following the instructions that the broker or nominee provides you. Most brokers offer voting by mail, telephone and Internet.

HOW DO PROXIES WORK?

The Board of Directors of FelCor is asking for your proxy. Giving your proxy to the persons named by us, means you authorize them to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates.

If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted FOR the election of all of our director candidates.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through a broker or other nominee, you may also get material from them asking how you want to vote. To be sure that all of your shares are voted, we encourage you to respond to each request you receive.

HOW DO I REVOKE A PROXY?

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying FelCor's Secretary in writing at the address listed under "Questions" on page 19.

WILL MY SHARES BE VOTED IF I DON'T SIGN A PROXY?

If you hold your shares directly in your own name, they will not be voted unless you provide a proxy. Under certain circumstances, shares which you own that are held by a broker may be voted even if you do not provide voting instructions to the broker. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including the election of directors.

WHAT CONSTITUTES A QUORUM?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by FelCor are not voted and do not count for this purpose. On the record date, we had 53,154,141 shares of common stock outstanding and entitled to vote at the meeting.

HOW MANY VOTES ARE NEEDED FOR APPROVAL?

The four director candidates receiving the most "FOR" votes will be elected to the four seats on the Board to be filled at the meeting. Abstentions, withholding authority to vote for a candidate and broker non-votes (described below) will only reduce the number of votes a candidate receives.

A "broker non-vote" occurs when a broker submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have discretionary authority to vote in the absence of instructions.

WHAT SHOULD I DO IF I WANT TO ATTEND IN PERSON?

Only stockholders of record, their proxy holders, and invited guests may attend the meeting. If you wish to vote in person and your shares are held by a broker or nominee, you will need to obtain a proxy from the broker or nominee authorizing you to vote your shares held in their name.

ELECTION OF DIRECTORS

The Board of Directors of FelCor has nominated the four director candidates named below.

Our Board of Directors oversees the management of the Company on your behalf. The Board reviews FelCor's long-term strategic plans and exercises direct decision-making authority on key issues, such as the declaration of dividends, the selection of the Chief Executive Officer, setting the scope of his authority to manage the Company's day-to- day operations, and evaluation of his performance.

Nine of FelCor's eleven directors, including our four nominees, are Independent Directors. "Independent Directors," as defined in FelCor's Charter, are not officers or employees of FelCor or any of its affiliates; or officers, employees or affiliates of any lessee of property from FelCor, any subsidiary of FelCor, or any partnership that is an affiliate of FelCor.

FelCor's Charter and Bylaws provide for three classes of directors, who serve staggered three-year terms expiring at the annual meeting of stockholders three years following their election. The FelCor Board has nominated for re-election each of the four persons currently serving as Class I directors, whose terms are expiring at the 2001 annual meeting of stockholders. If elected, each of these persons will serve until the annual meeting of stockholders in 2004. Personal information on each of our nominees, and on each of the other directors who will continue to serve on FelCor's Board following the annual meeting, is given below.

The FelCor Board of Directors met six times during 2000. On average, FelCor's directors attended 85% of the Board and committee meetings held during 2000. Only Mr. Mathewson and Mr. North attended fewer than 75% of the meetings of the Board and of the Board committees on which each director served.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS DESCRIBED ON THE FOLLOWING PAGES.

             NOMINEES FOR CLASS I DIRECTORS (TERMS EXPIRING IN 2004)

MELINDA J. BUSH              Mrs. Bush was elected as a director of FelCor in
Age 60                       May 2000. From more than five years ago until
                             September 1996, she was Executive Vice President of
[PHOTO]                      Reed Elsevier's Reed Travel Group/Hotel & Travel
                             Index, which was engaged in hotel industry marketing and publishing activities on a global basis. Since that time, she has served as the Executive Vice President, Editorial and Publishing
                             Director of Premier Hotels & Resorts,
                             www.premierhotels.com, a division of Advanstar
                             Communications. Mrs. Bush has more than 20 years experience in the hospitality industry, and is also a director and trustee of the American Hotel
                             Foundation. She has honorary degrees from Cornell
                             Hotel School and Johnson & Wales Universities and carries the CHA (Certified Hotel Administrator) designation awarded by the industry to hotel operators and general managers. She was also named
                             Woman of the Year in Travel by the Travel Industry of America and is the recipient of several other industry awards for her achievements in the industry.

CHARLES A. LEDSINGER, JR.    Mr. Ledsinger has served as a director of FelCor
Age 51                       since November 1997. Mr. Ledsinger became the
                             President and Chief Executive Officer of Choice
[PHOTO]                      Hotels International in August 1998. Prior to that
                             time, Mr. Ledsinger served as Senior Vice President and Chief Financial Officer of St. Joe Corporation from May 1997 until his election as President and Chief Operating Officer of that corporation in February 1998. From June 1995 until May 1997, Mr.
                             Ledsinger was Senior Vice President and Chief
                             Financial Officer of Harrah's Entertainment, Inc.
                             For more than three years prior to that, Mr.
                             Ledsinger served as Senior Vice President and Chief
                             Financial Officer of The Promus Companies
                             Incorporated, the former parent of Harrah's
                             Entertainment, Inc. He is also a director of Choice
                             Hotels International, TBC Corporation and Friendly
                             Ice Cream Corporation. He is a member and a past chairman of the Real Estate Financial Advisory
                             Council of the American Hotel and Motel
                             Association.

ROBERT H. LUTZ, JR.          Mr. Lutz served as a director of Bristol Hotel
Age 51                       Company from December 1995 until its merger into
                             FelCor in July 1998, and has served as a director
[PHOTO]                      of FelCor since that time. Mr. Lutz is currently
                             the President of R.L. Investments, Inc., a private investment firm. From 1994 through 2000, Mr. Lutz served as the Chairman and Chief Executive Officer, and a member of the executive committee, of Amresco, Inc., a financial services company. From
                             1991 to 1994, Mr. Lutz served as President and
                             Chief Operating Officer of Balcor/Allegiance Realty
                             Group, a subsidiary of the American Express Company engaged in real estate ownership and management. He is a Trustee and member of the Executive Committee of the Urban Land Institute and a past Vice
                             Chairman of the National Realty Committee.

MICHAEL D. ROSE                  Mr. Rose has served as a director of FelCor
Age 59                           since July 1998. He served as the Chairman of
                                 the Board of Promus Hotel Corporation from
[PHOTO]                          April 1995 through December 1997 and,
                                 thereafter, as a director until December 1998.
                                 Mr. Rose served as Chairman of the Board of Harrah's Entertainment Inc. from June 1995 until his retirement as of December 31, 1996.
                                 He also served as Chairman of the Board of The
                                 Promus Companies Incorporated from November
                                 1989 through June 1995 and as Chief Executive
                                 Officer of that company from November 1989 to April 1994. Mr. Rose is also a director of Ashland, Inc., First Tennessee National
                                 Corporation, General Mills, Inc., Stein Mart,
                                 Inc., Resortquest International, Inc. and
                                 Darden Restaurants, Inc.

                              CONTINUING DIRECTORS

Continuing Class II Directors (Terms expiring in 2002)

THOMAS J. CORCORAN, JR.          Mr. Corcoran is the President and Chief
Age 52                           Executive Officer of FelCor and has served in
                                 that capacity since its formation in 1994. From
[PHOTO]                          1991 to 1994, Mr. Corcoran held the same
                                 positions with the general partner of the partnerships that were merged into FelCor at its formation. From October 1990 to December
                                 1991, he served as the Chairman, President and Chief Executive Officer of Fiesta Foods, Inc., a manufacturer of tortilla chips and taco shells. From 1979 to 1990, Mr. Corcoran held various positions with ShowBiz Pizza Time, Inc.
                                 (now CEC Entertainment, Inc.), an operator and franchisor of family entertainment center/pizza restaurants, and with Integra -- A Hotel and Restaurant Company (formerly Brock Hotel
                                 Corporation). He served as the President and Chief Executive Officer of Integra from 1986 to
                                 1990.

THOMAS A. MCCHRISTY              Mr. McChristy has served as a director of
Age 74                           FelCor since its formation in 1994. He was the
                                 President of T.A. McChristy Co., Inc., a real
[PHOTO]                          estate investment company, from 1957 to 1996.
                                 Mr. McChristy also served as the president and Chief Operating Officer of Syntech
                                 International, Inc., a lottery systems and equipment manufacturing company, from 1986 to 1988 and as its Chief Executive Officer from 1989 to 1992.

DONALD J. MCNAMARA           Mr. McNamara was the Chairman of the Board of
Age 48                       Bristol Hotel Company from November 1994 until its
                             merger into FelCor in July 1998. Since the merger,
[PHOTO]                      he has served as the Chairman of the Board of
                             FelCor. Mr. McNamara previously served as a director of FelCor from July 1994 until November
                             1997. He is also the Chairman of The Hampstead
                             Group, a private equity real estate investment company. Mr. McNamara also serves as a director of Omega Healthcare Investors, Inc.

RICHARD C. NORTH             Mr. North served as a director of Bristol Hotel
Age 51                       Company from 1997 until its merger into FelCor in
                             July 1998, and has served as a director of FelCor
[PHOTO]                      since that time. Mr. North has been the Group
                             Finance Director of Bass plc since 1994. Bass plc is the parent of Bass Hotels & Resorts, Inc., which operates or franchises more than 2,700 hotels in more than 75 countries under various brands, including Inter-Continental(R), Crowne Plaza(R)and
                             Holiday Inn(R). Prior to 1994, Mr. North served as the Group Finance Director of The Burton Group.

Continuing Class III Directors (Terms Expiring in 2003)

RICHARD S. ELLWOOD           Mr. Ellwood, a director of FelCor since its
Age 69                       formation in 1994, is the founder and President of
                             R.S. Ellwood & Co., Inc., a real estate investment
[PHOTO]                      banking firm which was organized in 1987. Prior to
                             1987, as an investment banker, Mr. Ellwood was elected successively in 1963 a vice president of Morgan Guaranty Trust Company, in 1968 a general partner of White Weld & Co., in 1978 a managing director of Warburg Paribas Becker, Incorporated and in 1984 a managing director and senior banker of Merrill Lynch Capital Markets. Mr. Ellwood has extensive experience in hotel financing. He was a founder of Hotel Investors Trust, a REIT, and served as a trustee from 1970 until its merger with another REIT in 1987. He is currently a director of Apartment Investment and Management Company and
                             Florida East Coast Industries, Inc.

RICHARD O. JACOBSON          Mr. Jacobson has served as a director of FelCor
Age 64                       since its formation in 1994 and is the Chairman of
                             the Board of Jacobson Warehouse Company, Inc., a
[PHOTO]                      privately held warehouse company with facilities in
                             53 locations in 19 states, which Mr. Jacobson founded 32 years ago. He is also Chairman of the Board of Jacobson Transportation Company, Inc., a truckload common carrier with authority to operate in the United States (48 states), Canada and Mexico. Mr. Jacobson is a member of the boards of directors of Atrion Corporation, Firstar Bank Des
                             Moines, N.A. and Heartland Express, Inc.


CHARLES N. MATHEWSON         Mr. Mathewson has served as a director of FelCor
Age 72                       since its formation in 1994. Additionally, Mr.
                             Mathewson has served, for more than the past five
[PHOTO]                      years, in various positions with International Game
                             Technology (IGT), a company engaged in the design and manufacture of microprocessor based gaming products and gaming monitoring systems. Since
                             February 1988, he has served as the Chairman of the Board of IGT. He has served as a director of IGT since December 1985, as President from December
                             1986 to February 1988, and as Chief Executive
                             Officer from December 1986 until June 1993 and from
                             February 1996 until December 2000. Mr. Mathewson is also a member of the board of directors of Baron
                             Asset Fund.

DIRECTOR COMPENSATION

In lieu of cash compensation for their services during 2000, FelCor has issued to each director, except as described below, that number of shares of FelCor common stock determined by dividing (i) the sum of $35,000 plus, if a director attended more than five Board meetings during the year, $1,000 for each additional meeting attended in person and $500 for each additional telephonic meeting in which he participated, by (ii) $23.80, the closing price of the common stock on February 28, 2001, the date the issuance was authorized by the Board, and rounding to the nearest whole lot of 100 shares. In addition to such compensation, each director is reimbursed for out-of-pocket expenses incurred in connection with his or her service on the FelCor Board. No additional compensation is paid to directors for service on various Board committees.

The number of shares of FelCor common stock issued to each director for his services during 2000 are set forth below:

NAME                               NUMBER OF SHARES
----                               ----------------

Donald J. McNamara                      1,500
Thomas J. Corcoran, Jr.                 1,500
Melinda J. Bush                         1,200
Richard S. Ellwood                      1,500
Richard O. Jacobson                     1,500
Charles A. Ledsinger, Jr.               1,500
Robert H. Lutz, Jr.                     1,500
Charles N. Mathewson                    1,500
Thomas A. McChristy                     1,500
Michael D. Rose                         1,500

Mrs. Bush's compensation was pro rated since she joined the Board in May 2000. Mr. North is not permitted by his employer to accept any compensation for his services as a director of FelCor.

Director compensation will be determined in a manner similar to that described above for services during 2001, except that Mr. Corcoran will receive no separate compensation for serving as a director.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be practicable at a full Board meeting. Each committee reviews the results of its meetings with the full Board. Donald J. McNamara, the Chairman of the Board, is an ex-officio member of all committees.

The Executive Committee was established to exercise broad powers on behalf of the Board. In practice, the committee only meets when it is impractical to call a meeting of the full Board. The Executive Committee is comprised of Donald J. McNamara (Chairman), Thomas J. Corcoran, Jr., Robert H. Lutz, Jr. and Charles N. Mathewson.

The Executive Committee held two meetings during 2000.

The Audit Committee oversees audits, accounting, financial reporting, and internal control matters. The Audit Committee selects the independent public accountants to audit FelCor's financial statements. The committee consults with the independent accountants and reviews their audit and other work. The committee also consults with FelCor's Chief Accounting Officer and reviews FelCor's internal controls and compliance with policies.

During 2000, the committee met prior to each release of earnings by FelCor to review the earnings to be reported and to examine any issues relating to the report of such earnings. The directors serving on the Audit Committee are:
Charles A. Ledsinger, Jr. (Chairman); Richard S. Ellwood; Richard O. Jacobson; and Richard C. North.

The Audit Committee held six meetings during 2000.

The Compensation Committee determines the compensation to be paid to FelCor's senior executive officers and advises the Board on the adoption of, and administers, employee benefit and compensation plans. The Compensation Committee is comprised of Michael D. Rose (Chairman), Melinda J. Bush, Thomas A. McChristy, and Robert H. Lutz, Jr.

The Compensation Committee held two meetings during 2000.

The Corporate Governance and Nominating Committee was formed in May 2000 to recommend to the Board candidates for election to FelCor's Board of Directors, to establish criteria for membership on the Board and Board committees, and to consider other corporate governance issues. This committee is comprised of three directors, currently Richard S. Ellwood (Chairman), Charles A. Ledsinger, Jr. and Michael D. Rose.

The Corporate Governance and Nominating Committee did not meet during 2000.

The Capital Approval Committee currently consists of three of FelCor's officers, Thomas J. Corcoran, Jr. (President and Chief Executive Officer), Lawrence D. Robinson (Executive Vice President, General Counsel and Secretary), and Andrew
J. Welch (Senior Vice President and Treasurer). The Board has delegated to this committee the authority to approve, and authorize actions taken in connection with, the acquisition, improvement, disposition or financing of hotel assets by FelCor within specified limits.

The Capital Approval Committee acted only by unanimous written consent during 2000.

                                 STOCK OWNERSHIP

PRINCIPAL STOCKHOLDERS

The following table shows how much FelCor common stock was beneficially owned on March 15, 2001, by each person known to FelCor to beneficially own more than 5% of its common stock.

                                                                           AMOUNT AND
                                                                            NATURE OF
     NAME AND ADDRESS                                                      BENEFICIAL                 PERCENT OF
     OF BENEFICIAL OWNER                                                    OWNERSHIP                  CLASS(1)
     -------------------                                                   -----------                 --------

Hampstead Genpar, L.P.; HH Genpar Partners;
Hampstead Associates, Inc.; RAW Genpar, Inc.;
InMed, Inc.; Donald J. McNamara;
Robert A. Whitman; and Daniel A. Decker...............................     9,630,875(2)                  18.1%
4200 Texas Commerce Tower West
2200 Ross Avenue
Dallas, Texas 75201

Bass plc..............................................................    10,032,328(3)                  17.1%
20 North Audley Street
London, England W1Y1WE

----------

(1)  Based upon 53,105,335 shares outstanding as of March 15, 2001.

(2) Based solely upon information contained in Schedule 13D, dated August 6, 1998. The named persons reported that they shared voting and dispositive power with respect to 9,630,875 shares of common stock held of record by United/Harvey Investors I, L.P., United/Harvey Investors II, L.P., United/Harvey Investors III, L.P., United/Harvey Investors IV, L.P., and United/Harvey Investors V, L.P. Subsequent to March 15, 2001, these partnerships distributed the FelCor common stock held by them to their respective partners.

(3) Includes 5,713,185 shares issuable upon redemption of FelCor Lodging Limited Partnership Units held by subsidiaries of Bass plc.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows how much FelCor common stock, Series A Preferred Stock and Series B Preferred Stock was beneficially owned on March 15, 2001, by certain executive officers named in the Summary Compensation Table on page 12, each nominee and continuing director, and all directors and executive officers as a group. Unless otherwise indicated, each person owns directly the number of shares shown after his or her name in the table below.

                                                                     AMOUNT AND                      AMOUNT AND
                                    AMOUNT AND                       NATURE OF                        NATURE OF
                                    NATURE OF                        BENEFICIAL                      BENEFICIAL
                                    BENEFICIAL         PERCENT      OWNERSHIP OF      PERCENT       OWNERSHIP OF      PERCENT
    NAME OF                        OWNERSHIP OF          OF           SERIES A           OF           SERIES B           OF
BENEFICIAL OWNER                   COMMON STOCK       CLASS(1)     PREFERRED STOCK    CLASS(1)     PREFERRED STOCK    CLASS(1)
----------------                   ------------       --------     ---------------    --------     ---------------    --------

Melinda J. Bush.............           2,200(2)           *                  0             *                 0              *
Thomas J. Corcoran, Jr. ....       1,078,905(3)         2.0%             3,000             *               800              *
Richard S. Ellwood..........          15,800(4)           *                  0             *                 0              *
Richard O. Jacobson.........          43,558              *                  0             *                 0              *
Charles A. Ledsinger, Jr....           5,475              *                  0             *                 0              *
Robert H. Lutz, Jr..........          28,114(5)           *                  0             *                 0              *
Charles N. Mathewson........       1,221,008(6)         2.3%           170,000(15)       2.8%           71,600(15)        1.2%
Thomas A. McChristy.........         146,473(7)           *                  0             *                 0              *
Donald J. McNamara..........       9,640,675(8)        18.2%                 0             *                 0              *
Richard C. North............               0              *                  0             *                 0              *
Michael D. Rose.............          69,925(9)           *                  0             *            10,000(16)          *
Jack Eslick.................        100,5811(10)          *                  0             *                 0              *
June H. McCutchen...........          75,821(11)          *                  0             *                 0              *
Lawrence D. Robinson........         183,601(12)          *                  0             *             1,306(17)          *
Andrew J. Welch.............          77,119(13)          *                  0             *                 0              *
All executive officers and
directors as a group
   (18 persons).............      13,023,780(14)       22.8%           173,100           2.9%           82,067            1.4%

----------

*    Represents less than 1% of the outstanding shares of such class.

(1) Based upon 53,105,335 shares of common stock, 5,980,600 shares of Series A Preferred Stock and 5,750,000 Depository Shares representing 57,500 shares of Series B Preferred Stock outstanding as of March 15, 2001.

(2) Includes 1,000 shares held by her IRA and 1,200 shares credited to her account in the FelCor Deferred Compensation Plan.

(3) Includes 503,249 shares that FelCor, Inc. has the right to receive upon redemption of FelCor Lodging Limited Partnership Units. Mr. Corcoran is a 50% stockholder and director of FelCor, Inc. and may be deemed to beneficially own all of the Units owned by FelCor, Inc. Also includes (i) an aggregate of 94,600 shares issued pursuant to stock grants (9,000 in February 1995, 9,000 in December 1995, 15,000 in February 1997, 30,600 in
     April 2000 and 31,000 in March 2001) which vest over a five-year period from the date of grant at 20% annually and of which 36,120 shares are fully vested, including 6,120 shares that are held in the FelCor Deferred Compensation Plan, (ii) 429,248 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days, (iii) 2,325 shares issuable upon conversion of 3,000 shares of Series A Preferred Stock, (iv) 400 shares owned by his spouse, (v) 4,685 shares owned by his children, (vi) 1,995 shares owned by his IRA, and (vi) 500 shares owned by Corcoran Investments, L.L.C., a limited liability company wholly-owned by him.

(4) Includes (i) 2,200 shares held by trusts of which Mr. Ellwood is a beneficiary and trustee, and (ii) 1,500 shares held by R. S. Ellwood & Co., Inc., of which Mr. Ellwood is the sole stockholder.

(5) Includes (i) 15,414 shares issuable pursuant to currently exercisable stock options, and (ii) 2,500 shares owned by Mr. Lutz's spouse.

(6) Includes an aggregate of 407,524 shares of common stock issuable upon redemption of FelCor Lodging Limited Partnership Units held by trusts for Mr. Mathewson and his spouse. Also includes 131,784 shares issuable upon conversion of 170,000 shares of Series A Preferred Stock held by the Charles N. Mathewson Trust.

(7) Includes (i) 101,503 shares held by the T. A. McChristy Living Trust, (ii) 4,200 shares held by his spouse's trust, (iii) 1,800 shares held by his spouse's IRA, and (iv) 3,000 shares held by Mr. McChristy's IRA.

(8) Includes 9,630,875 shares held by United/Harvey Investors I, L.P.; United/Harvey Investors II, L.P.; United/Harvey Investors III, L.P.; United/Harvey Investors IV, L.P.; and United/Harvey Investors V, L.P. ("Partnerships"). Mr. McNamara is the sole shareholder and director of Hampstead Associates, Inc., which is the managing general partner of HH GenPar Partners. HH GenPar Partners is the managing general partner of Hampstead GenPar, L.P., which is the general partner of each of the Partnerships. Mr. McNamara disclaims beneficial ownership of the shares held by the Partnerships, except to the extent of his pecuniary interest therein. Subsequent to March 15, 2001, the Partnerships distributed the common stock held by them to their respective partners, resulting in the distribution to Mr. McNamara of an aggregate of 789,283 shares of common stock.

(9) Includes (i) 21,600 shares owned by a trust for which Mr. Rose is the trustee, (ii) 43,275 shares owned by a corporation controlled by Mr. Rose,
     (iii) 750 shares owned by Mr. Rose's spouse, and (iv) 4,300 shares credited to his account in the FelCor Deferred Compensation Plan.

(10) Includes (i) 41,500 shares issued pursuant to stock grants (2,000 in April 1996, 23,500 in April 2000 and 16,000 in March, 2001), which vest over a five-year period from the date of grant at 20% annually and of which 6,700 shares are fully vested, including 4,700 shares that are held in the FelCor Deferred Compensation Plan, and (ii) 58,081 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days.

(11) Includes (i) 39,500 shares issued pursuant to stock grants (23,500 in April 2000 and 16,000 in March, 2001), which vest over a five-year period from the date of grant at 20% annually and of which 4,700 shares are fully vested and held in the FelCor Deferred Compensation Plan, and (ii) 36,321 shares issuable pursuant to currently exercisable stock options.

(12) Includes (i) 56,000 shares issued pursuant to stock grants (12,000 in May 1996, 2,500 in February 1997, 23,500 in April 2000 and 18,000 in March
     2001), which shares vest over a five-year period from the date of grant at 20% annually, of which 18,700 shares are fully vested, including 11,200 shares that are held in the FelCor Deferred Compensation Plan, (ii) 123,196 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days, and (iii) 2,288 shares held by his IRA.

(13) Includes (i) 37,000 shares issued pursuant to stock grants (2,500 in September 1998, 23,500 in April 2000 and 11,000 in March 2001), which shares vest over a five-year period from the date of grant at 20% annually, of which 5,700 shares are fully vested, including 4,700 shares that are held in the FelCor Deferred Compensation Plan, (ii) 38,114 shares issuable pursuant to stock options that are currently exercisable or exercisable within 60 days, and (iii) 2,005 shares held by his IRA.

(14) See notes 2 through 12.

(15) Represents shares held by the Charles N. Mathewson Trust.

(16) Represents shares held by a corporation controlled by Mr. Rose.

(17) Represents shares held by his IRA.

MANAGEMENT

EXECUTIVE OFFICERS OF FELCOR

The current executive officers of FelCor, their ages, positions held and tenure is set forth in the table below.

                                                                                                   OFFICER
NAME                                    AGE     POSITION(S) WITH FELCOR                             SINCE
----                                    ---     -----------------------                             -----

Thomas J. Corcoran, Jr............       52     President, Chief Executive Officer                   1994
                                                and Director

Lawrence D. Robinson..............       57     Executive Vice President, General                    1996
                                                Counsel and Secretary

Jack Eslick.......................       49     Senior Vice President, Director of                   1996
                                                Asset Management

Lester C. Johnson.................       48     Senior Vice President and Controller                 1995

June H. McCutchen.................       45     Senior Vice President, Director of                   1995
                                                Design and Construction

Larry J. Mundy....................       50     Senior Vice President, Director of                   1998
                                                Administration and Business
                                                Initiatives

William P. Stadler................       46     Senior Vice President, Director of                   1995
                                                Corporate Acquisitions

Andrew J. Welch...................       39     Senior Vice President and Treasurer                  1998

Business Experience of Executive Officers

Information concerning the business experience of THOMAS J. CORCORAN, JR. is set forth above under "Election of Directors-Continuing Class II Directors."

LAWRENCE D. ROBINSON, who has served as Senior Vice President, General Counsel and Secretary of FelCor since May 1996, was named Executive Vice President , General Counsel and Secretary in March 2001. From 1972 to 1989, Mr. Robinson was a partner in the Kansas City-based law firm of Stinson, Mag & Fizzell, for which he founded and managed a Dallas, Texas office from 1982 to 1989. From 1989 through April 1996, Mr. Robinson was a partner in the Houston-based law firm of Bracewell & Patterson, L.L.P., where he served as the managing partner of its Dallas office until 1992, as the head of that office's corporate and securities law section and as chairman of its firmwide hospitality group.

JACK ESLICK joined FelCor in April 1996 as its Vice President, Director of Asset Management. He was named Senior Vice President, Director of Asset Management in 1998. Mr. Eslick has more than 20 years experience in hotel operations. From April 1991 until he joined FelCor, Mr. Eslick served as Vice President of Operations of Promus Hotel Corporation, where he had direct responsibility for all operations in a region that grew from 14 hotels to 26 hotels. Prior to April 1991, he served in various capacities with Holiday Inns, Inc., including serving as general manager of various hotels and as a Regional Director of Operations.

LESTER C. JOHNSON, who was named Senior Vice President and Controller in March 2001, joined FelCor in September 1995 as its Vice President and Controller. Prior to joining FelCor, Mr. Johnson held various positions with Integra -- A Hotel and Restaurant Company and Show Biz Pizza Time, Inc. (now CEC Entertainment, Inc.) from 1981 to 1995. He served as the Vice President and Controller of Integra from 1991 to 1995.

JUNE H. MCCUTCHEN joined FelCor in October 1995 as Vice President, Director of Design and Construction, and was named Senior Vice President, Director of Design and Construction in 1998. Prior to her engagement by FelCor, she was an Account Executive for Hospitality Restoration & Builders, Inc. From 1992 to 1994 she was Project Manager for American General Hospitality, Inc. where she managed all capital improvement work for more than 35 properties. Prior to 1992, Ms. McCutchen was Project Manager for Hilton Hotels, Inc. from 1987 to 1992, and prior to 1987, she served as design coordinator and purchasing manager for Embassy Suites, Inc.

LARRY J. MUNDY joined FelCor in January 1998 and is the Senior Vice President, Director of Administration and Business Initiatives. From 1995 until he joined FelCor, he was Vice President of Franchise Development for Motel 6. From 1987 to 1995, he was Vice President of Development in the South/Southeast for Hilton Hotels and prior to 1987 he served as corporate counsel for Residence Inns and Embassy Suites.

WILLIAM P. STADLER began his employment with FelCor in July 1995 as Vice President, Director of Acquisition and Development. On January 14, 1998, Mr. Stadler was promoted to Senior Vice President, Director of Corporate Acquisitions. Mr. Stadler has more than 20 years of experience in hotel acquisition and development, having served as Vice President Development for Coastal Hotel Group from 1994 until he joined FelCor in 1995, as Vice President-Development for Embassy Suites, Inc. from 1992 to 1994, as Senior Vice President-Development for Landmark Hotels, Inc. from 1989 to 1991 and as Vice President-Development for Marriott Corporation from 1985 to 1989.

ANDREW J. WELCH joined FelCor in July 1998 as the Company's Vice President and Treasurer. He was named Senior Vice President and Treasurer in March 2001. Prior to joining FelCor, Mr. Welch had served as Vice President and Treasurer of Bristol Hotel Company from August 1997. Prior to joining Bristol, Mr. Welch was responsible for originating investment banking and corporate banking business for Bank of America, N.A., from 1991 to 1997, Citibank, N.A., from 1990 to 1991, and NationsBank, N.A., from 1984 to 1990.

Terms of Office and Relationships

The officers of the Company are elected annually by the Board of Directors at a meeting held following each annual meeting of stockholders, or as soon thereafter as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his successor is duly elected and qualified or until death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgement the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

There are no family relationships among any of the directors or executive officers of the Company. Except as described under

"Election of Directors" above, none of the Company's directors hold directorships in any company with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or pursuant to Section 15 (d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no arrangements or understandings between any nominee for election as a director or officer and any other person pursuant to which that director was nominated or officer was selected.

EXECUTIVE COMPENSATION TABLES

The following tables show the compensation of FelCor's President and the four other most highly paid executives. See the Compensation Committee Report beginning on page 13 for an explanation of our compensation philosophy.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                     ANNUAL COMPENSATION               ---------------------------
                                             ---------------------------------------                    SECURITIES
                                                                        OTHER ANNUAL    RESTRICTED      UNDERLYING       ALL OTHER
                                                                        COMPENSATION      STOCK          OPTIONS/      COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR   SALARY ($)    BONUS ($)         ($)       AWARDS($)(1)      SARS(#)          ($)(4)
---------------------------           ----   ----------    ---------    ------------   ------------     -----------    ------------

Thomas J. Corcoran, Jr............    2000      400,000      336,830         None          543,150(2)     25,000          15,750
   President and Chief                1999      325,000         None         None             None          None          15,000
   Executive Officer                  1998      250,000      150,000         None             None       324,953          15,000

Lawrence D. Robinson..............    2000      231,750      228,325         None          417,125(3)       None          15,750
   Executive Vice President,          1999      225,000       40,000         None             None          None          15,000
   General Counsel & Secretary        1998      175,000       75,000         None             None       137,262          14,400

Jack Eslick.......................    2000      200,000      172,925         None          417,125(3)       None          15,750
   Senior Vice President              1999      180,000       50,000         None             None          None          15,000
   Director of Asset Management       1998      150,000       70,000         None             None        66,654          15,000

June H. McCutchen.................    2000      206,000      177,725         None          417,125(3)       None          15,750
   Senior Vice President, Director    1999      150,000       62,120         None             None          None          15,000
   of Design and Construction         1998      100,000      112,472         None             None        44,804          15,000

Andrew J. Welch...................    2000      140,600      145,405         None          417,125(3)       None          15,750
   Senior Vice President and          1999      136,500       50,000         None             None          None          15,000
   Treasurer                          1998       55,591(5)    25,000         None           53,125        40,702           2,499

----------

(1) There were 124,600 shares of restricted stock awarded to the above-named officers during the 2000 fiscal year. Holders of restricted stock are entitled to vote and receive dividends on such shares from the date of grant. The amount reported in this table represents the market value of the shares awarded on the date of grant, determined by the closing price of the common stock on such date, without giving effect to the diminution of value attributable to the restrictions on such stock. As of December 31, 2000, the aggregate unvested restricted stock holdings by the named executive officers consisted of 132,500 shares as set forth below, with a then current aggregate market value, determined in the same manner as of December 31, 2000, of $3,171,719, as follows: Mr. Corcoran, 33,600 shares ($804,300 in value); Mr. Robinson, 26,900 shares ($643,919 in value); Mr. Eslick, 23,500 shares ($562,531 in value); Ms. McCutchen, 23,500 shares ($562,531 in value); and Mr. Welch, 25,000 shares ($598,438 in value).

(2) Represents an award of 30,600 shares of restricted stock on April 3, 2000 which become vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $17.75 per share.

(3) Represents an award of 23,500 shares of restricted stock on April 3, 2000 which become vested over a five-year period at the rate of 20% per year. The value is based upon the closing price of the common stock on the date of grant of $17.75 per share.

(4) These amounts represent the Company's contributions to the Company's employee savings and investment plan in the amount of up to $15,750 to each executive officer. The executive officers receive health and disability insurance benefits which do not exceed 10% of their respective salaries. These benefits are also made available to other employees of the Company.

(5) Includes compensation only from the date of commencement of Mr. Welch's employment with FelCor (August 1998).

     The only grant of stock options or stock appreciation rights ("SARs") to the Company's named executive officers during the 2000 fiscal year was the grant of an option to Mr. Corcoran to purchase an aggregate of 25,000 shares at $19.50 per share. This option vests over five years at 20% per year.


The unexpired stock options to purchase the Company's common stock held by named executive officers of the Company at December 31, 2000, are summarized in the table below.

                          FISCAL YEAR END OPTION VALUES

                                  Number of Securities
                                 Underlying Unexercised        Value of Unexercised
                                       Options at             In-the-Money Options at
                                    December 31, 2000          December 31, 2000(1)
                                --------------------------  --------------------------
        Name                    Exercisable  Unexercisable  Exercisable  Unexercisable
        ----                    -----------  -------------  -----------  -------------

Thomas J. Corcoran, Jr ....       390,421       190,532      $852,014      $397,839
Lawrence D. Robinson ......        95,744        41,518      $173,536      $ 75,251
Jack Eslick ...............        44,768        21,796      $ 81,142      $ 39,505
June H. McCutchen .........        27,360        17,444      $ 49,590      $ 31,617
Andrew J. Welch ...........        37,686        38,979      $ 29,508      $ 44,265

----------

(1) Based on the difference between the option exercise price for all outstanding options and the closing sale price for the common stock on the New York Stock Exchange on December 31, 2000, which was $23.9375 per share.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The Compensation Committee works with senior management to develop and implement FelCor's executive compensation philosophy. Historically, FelCor's philosophy on executive compensation had been to provide a base cash compensation that was at or below the average of other equity hotel REITs, and to provide additional incentive compensation in the form of discretionary cash bonuses and grants of options and restricted stock based on the realization of stated objectives, such as acquisitions, financings, renovations, improvements in funds from operations and other similar criteria expected to result in improvements in total stockholder return.

In 2000, the Compensation Committee engaged a consulting firm to assist in the review and development of a comprehensive FelCor executive compensation program. The committee developed a compensation program which was based, in part, on the recommendations of the consulting firm and in part on the compensation levels of the competitive set. Based on this information, the committee developed compensation levels for the various executive officers and compared them against the competitive companies identified by the consulting firm, and generally concluded that the proposed compensation levels were appropriate.

The compensation program is comprised of a base salary, a cash bonus component and a long-term incentive element, in the form of grants of restricted stock that vest over a five-year period at 20% per year. The cash bonus component for all executive officers is tied, in whole or in part, to corporate EBITDA performance and, for certain officers, in part to the achievement of specific objectives within their control. The amount of cash bonuses is determined based upon the attainment of one of three levels of performance.

FelCor believes that the award of significant incentive compensation in the form of restricted stock provides management with incentives consistent with the interests of stockholders. As a result of this philosophy, executive compensation may be at or below other equity hotel REITs during periods of average performance and above that of the competitive set during periods of above average growth or performance. The competitive set that has been used by the committee to measure performance includes other equity hotel REITs, particularly those whose capitalization, revenues, assets, market value and total stockholder returns are most nearly comparable to those of FelCor. Since REITs do not pay taxes at the corporate level, no policy has been established with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code.

Executive Compensation

During 2000, Mr. Corcoran, FelCor's President and Chief Executive Officer received a base salary of $400,000 per year. This base cash compensation, like that paid to other executive officers, is related primarily to competitive factors and is not tied to FelCor's financial performance or the achievement of specific goals. The base compensation of FelCor's executive officers was increased in 2000 over 1999, consistent with inflation, and with further adjustments for certain individuals to bring them more nearly in line with the base compensation being paid by the competitive set. In evaluating these further adjustments, the committee also considered the overall performance of the executive officers, in light of their objective and subjective contributions to FelCor's success.

In addition to base salary, cash bonuses were paid to FelCor's executive officers in early 2001, based upon their attainment of the performance criteria established by the committee during 2000. With FelCor's performance substantially exceeding expectations at the beginning of 2000, substantially all of the executive officers received cash bonuses at the maximum approved levels.

It is expected that future cash bonuses, if any, paid to FelCor's executive officers will be similarly based upon the attainment by both FelCor and the individual of performance objectives established by the committee each year.

Other Incentive Compensation

Awards of an aggregate of 195,100 shares of restricted stock or stock options were made to the executive officers during 2000. These awards were made generally to adjust for compensation paid to the officers in prior years at levels the committee believed to be below that for the competitive set. The committee believes that grants of restricted stock should be a significant component of compensation for executive officers in the future. Although there is no generally applicable policy or formula for future grants, the committee anticipates that future grants will be made generally in relation to base salary.

Employment Arrangements

FelCor has entered into an employment agreement with Mr. Corcoran that continues in effect until December 31, 2001 and automatically renews for successive one-year terms, unless otherwise terminated. Under this agreement, Mr. Corcoran serves as the President and Chief Executive Officer of FelCor. The agreement provides that Mr. Corcoran be paid a salary in excess of a stated minimum and that a comprehensive medical plan be maintained for the benefit of Mr. Corcoran and his dependents. None of the other officers of FelCor has an employment agreement.

FelCor has entered into change in control and severance agreements with each of its executive officers and certain other key employees. Each of these agreements currently extend until December 31, 2001, and will automatically renew for successive one-year terms, unless terminated. In the event of a potential change in control, each covered employee agrees to remain in the employ of FelCor until the earlier of one year following the "potential change in control" or six months following an actual "change in control." Following a "change in control," if a covered employee's employment is terminated by FelCor other than for disability, retirement, or "cause" (or by the employee for "good reason"), then the employee will be entitled to (i) the immediate vesting of all stock options, awards of restricted stock and other benefits previously awarded or credited to his account and (ii) a lump sum severance payment of between 2.99 and 0.5 times the employee's average total annual compensation over the past three years. FelCor will be required to "gross-up" the severance payment to cover excise taxes on the benefits, thereby providing such benefits to the employee on a net basis, after payment of any such excise taxes.

FelCor also maintains a 401(k) Plan, health insurance and other benefits generally available to all employees. FelCor also provides a deferred compensation plan that is available only to directors and employees making in excess of $100,000 per year. FelCor makes no matching or other contributions to this plan, other than the payment of its operating and administrative expenses.

This report has been furnished by the current members of the Compensation Committee.

                                   ----------

                  Michael D. Rose                Thomas A. McChristy
                  Melinda J. Bush                Robert H. Lutz, Jr.


COMPENSATION COMMITTEE INTERLOCKS

None of the members of the Compensation Committee were officers or employees of FelCor or had any relationship with the Company requiring disclosure under regulations promulgated by Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At December 31, 2000, FelCor and its subsidiaries leased a total of 85 hotels directly to, or to subsidiaries of, DJONT Operations, L.L.C. under Percentage Leases. Hervey A. Feldman, who served as the Chairman of the Board of FelCor until July 1998, and Thomas J. Corcoran, Jr., the President, Chief Executive Officer and a director of FelCor, beneficially owned all of the voting common equity interests (50% of the common equity interest) in, and served as officers and managers of, DJONT. The remaining 50% non-voting common equity interest in DJONT was held by entities owned by the children of Charles N. Mathewson, a director of FelCor.

Effective January 1, 2000, the Company acquired from the prior owners and contributed to a newly formed taxable REIT subsidiary all of the equity interests in DJONT. In consideration for the equity interests in DJONT, the Operating Partnership issued an aggregate of 416,667 units of limited partner interest valued at approximately $10 million. At the time of acquisition, DJONT had an accumulated shareholders' deficit of approximately $24.5 million. Mr. Corcoran and Mr. Mathewson, whose personal interests were in conflict with those of the Company relating to this acquisition, abstained from participation in the Board of Directors' discussion and vote on this matter.

In May 2000, subsidiaries of Bass plc acquired all of the outstanding stock of Bristol Hotels & Resorts through a merger. Richard C. North, a director of FelCor, is the Group Finance Director of Bass plc.

In connection with its acquisition of Bristol, a Bass subsidiary (Bass America, Inc.) has contributed an aggregate of 5,713,185 shares of outstanding FelCor common stock held by it to FelCor Lodging Limited Partnership in exchange for a like number of Units of limited partner interest. If these Units were to be redeemed for FelCor common stock, Bass and its affiliates would own approximately 17.1% of FelCor's common stock. The exchange by Bass of common stock for Units did not affect FelCor's FFO or earnings per share, although it resulted in the reduction of FelCor's percentage ownership in FelCor Lodging Limited Partnership from approximately 95% to approximately 87%.

The Percentage Leases

The Percentage Leases generally have initial terms of five to 15 years and provide for the payment by the lessees to the FelCor subsidiary which owns the property a minimum base rent or, if greater, rent measured as a percentage of room or suite revenue and certain other hotel revenues. The lessees are entitled to all profits from the operation of the hotels leased by them, after the payment of rent and the operating, management and certain other expenses of the hotels. During 2000, DJONT paid approximately $277 million, and Bristol Hotels & Resorts paid approximately $260 million, in lease rent to FelCor's consolidated subsidiaries.

Sharing of Offices and Employees

FelCor shares its executive offices and certain employees with DJONT and another entity controlled by Messrs. Feldman and Corcoran, and each company bears its share of the costs thereof, including an allocated portion of the rent, salaries of certain personnel (other than Mr. Corcoran), office supplies, telephones and depreciation of office furniture, fixtures and equipment. Any such allocation of shared expenses to FelCor must be approved by a majority of the Independent Directors of FelCor. During 2000, FelCor paid approximately $7.5 million (or 89.4% of all allocable expenses) under this arrangement. Mr. Corcoran's salary is paid solely by FelCor and he receives no salary from either of the other entities. Mr. Corcoran is the President, Chief Executive Officer and a director of FelCor and also serves as a director (or manager) and the President of each of such other entities. For a description of Mr. Corcoran's employment agreement and of the change in control and severance agreements between FelCor and its executive officers and certain other key employees, please see the discussion under "Employment Arrangements" in the Compensation Committee Report, beginning on page 13.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies furnished to the Company and representations from the officers and directors, the Company believes that all
Section 16(a) filing requirements for the year ended December 31, 2000, applicable to its officers, directors and greater than ten percent (10%) beneficial owners were satisfied, except that Charles N. Mathewson filed one late Form 4 report reflecting a purchase of the Company's Series B Preferred Stock and Michael D. Rose filed one late Form 4 reflecting two purchases of the Company's Series B Preferred Stock.

Based on written representations from the officers and directors, the Company believes that all Forms 5 for directors, officers and greater than ten percent (10%) beneficial owners that were filed with the SEC were the only Forms 5 required to be filed for the period ended December 31, 2000.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of four directors and operates under a written charter adopted by the Board of Directors. FelCor considers all members to be independent as defined by New York Stock Exchange listing standards; however, Mr. North, as Group Finance Director of Bass plc, may be considered to have a business relationship with FelCor. The Board has determined, in its business judgement, that such relationship does not interfere with his exercise of independent judgement. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

Management is responsible for the Company's internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company's independent auditors, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee the financial reporting processes.

In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements with both management and PricewaterhouseCoopers LLP. Specifically, the Audit Committee has discussed with PricewaterhouseCoopers LLP matters required to be discussed by SAS 61, 89 and 90 (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP the issue of its independence from the Company.

Based on the Audit Committee's review of the audited consolidated financial statements and its discussions with management and PricewaterhouseCoopers LLP noted above, the Audit Committee recommended to the

Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000.

This report has been furnished by the current members of the Audit Committee.

                                   ----------


          Charles A. Ledsinger, Jr.               Richard S. Ellwood
          Richard O. Jacobson                     Richard C. North.

INDEPENDENT AUDITORS

The firm of PricewaterhouseCoopers, LLP has served as auditors for FelCor during 2000 and will serve in that capacity for 2001, unless the Board subsequently determines that a change is desirable. A representative of the auditors is expected to be at FelCor's 2001 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if desired.

Audit Fees

Fees billed by PricewaterhouseCoopers LLP for the audit of the Company's 2000 annual financial statements and the reviews of the quarter financial statements included in the Company's Forms 10-Q totaled $257,120.

Financial Information Systems Design and Implementation Fees

No fees were billed by PricewaterhouseCoopers LLP for services related to financial information systems design and implementation during 2000.

All Other Fees

Fees billed by PricewaterhouseCoopers LLP in 2000 for all other services, including fees for tax related services, totaled $671,944.

Auditor Independence

In determining the independence of PricewaterhouseCoopers LLP, the Audit Committee considered whether the provision of the non-audit services is compatible with maintaining PricewaterhouseCoopers LLP's independence.

STOCK PERFORMANCE GRAPH

Annual total returns to FelCor stockholders are shown in the performance graph appearing below. The graph shows the relative investment performance of FelCor common stock, the S&P 500, and the NAREIT Equity Index from December 31, 1995, through December 31, 2000.

                                    [GRAPH]

                        12/31/95   12/31/96    12/31/97    12/31/98   12/31/99    12/31/00

FelCor Lodging Trust      100.0      134.5       142.7        99.4       85.5       130.2
NAREIT Equity Index       100.0      135.3       162.7       134.2      128.0       161.8
S&P 500 Total Return      100.0      123.0       164.0       210.9      255.2       232.0

ADDITIONAL INFORMATION

Other Business

FelCor's Board does not intend to bring, and knows of no one intending to bring, any matter before the annual meeting other than the election of the director nominees. If any other matter is properly brought before the meeting, the persons named as proxies will vote them in accordance with the direction of the FelCor Board.

Outstanding Shares

On March 23, 2001, a total of 53,154,141 shares of FelCor common stock was outstanding. Each share of common stock is entitled to one vote.

Annual Report

FelCor's 2000 Annual Report to Stockholders is enclosed with this Proxy Statement. WE WILL ALSO SEND YOU A COPY OF FELCOR'S ANNUAL REPORT ON FORM 10-K FOR 2000 IF REQUESTED IN WRITING SENT TO THE CORPORATE SECRETARY AT THE ADDRESS LISTED UNDER QUESTIONS BELOW.

How We Solicit Proxies

In addition to this mailing, FelCor employees may solicit proxies personally, electronically, or by telephone. FelCor pays the costs of soliciting the proxies. We are paying Corporate Investor Communications, Inc. to help with the solicitation. We do not expect their fees to exceed $5,000. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Stockholder Proposals for Next Year

The deadline for stockholder proposals eligible for inclusion in next year's proxy statement is December 8, 2001. All proposals should be submitted in writing to the Secretary of FelCor at the address listed under Questions below.

Questions

If you have questions or need more information about the annual meeting, you may write to:

Corporate Secretary
FelCor Lodging Trust Incorporated
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas 75062

You may also or call us at (972) 444-4900 or send us an e-mail at information@felcor.com.

We also invite you to visit FelCor's Internet site at www.felcor.com.

                                                                      Appendix A


                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the Board of Directors, to be known as the "Audit Committee," established pursuant to Section 2-411 of the Maryland General Corporation Law and Section 3.15 of the Bylaws of FelCor Lodging Trust Incorporated ("Corporation"). The Audit Committee shall be comprised of four (4) members of the Board of Directors of the Corporation who are Independent Directors of the Corporation and otherwise meet the qualifications for membership set forth herein. The Board of Directors shall elect the members of the Audit Committee, who shall serve until their successors are elected and qualified, and shall designate one of the members of the Audit Committee to serve as Chairman thereof. The Secretary of the Corporation shall serve as the Secretary of the Audit Committee.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Corporation's directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee shall maintain the flexibility to react to changing conditions, and may adopt such policies and procedures as it shall deem appropriate to provide assurance to the directors and shareholders of the Corporation that the Corporation's accounting and reporting practices are in compliance with all applicable legal requirements and are consistent with industry practices. The Audit Committee shall also undertake such other tasks as may be delegated to it, from time to time, by the Board of Directors.

In carrying out its responsibilities, the Audit Committee will undertake the activities, and follow the procedural rules, described below.


                         CONTINUOUS ACTIVITIES - GENERAL

1. Provide an open avenue of communication between the independent auditor and the Board of Directors.

2. Meet at least four times during each calendar year, with additional meetings to be called by the Chairman of the Committee if, in his opinion, circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

3. Obtain a written statement from the independent auditor delineating all relationships between the independent auditor and the Corporation, discuss with the independent auditor the relationships disclosed in such written statement, and make such other inquiries as the Audit Committee deems necessary to confirm the independence of the independent auditor. The Committee shall take or recommend such actions as it deems appropriate to ensure the independence of the independent auditor.

4. Review with management and the independent auditor the coordination of audit efforts between the independent auditor and the work performed by the internal audit staffs of the management companies engaged in managing the Corporation's hotels with a view to completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

5. Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize the same.

6.       Consider and review with management and the independent auditor:

         (a) The adequacy of internal controls, including computerized information system controls and security;

         (b) Recommendations of the independent auditor relating to improvements in internal accounting controls, including the status of previous recommendations;

         (c) Other findings and recommendations of the independent auditor, together with management's responses thereto;

         (d) Any difficulities encountered by the independent auditor in the course of its audit work, including any restrictions on the scope of its activities or its access to required information; and

         (e) Any significant changes required in the scope of the independent auditor's audit plan.

7. Meet at least annually with the independent auditor and management, in separate executive sessions, to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

8. Report periodically to the Board of Directors on significant results of the foregoing activities.

9. Instruct the independent auditor that (i) the independent auditor is ultimately responsible to the Board of Directors and the Audit Committee, (ii) the Board of Directors and Audit Committee retain the ultimate authority and responsibility to select, evaluate and discharge the independent auditor, and (iv) the Board of Directors is the independent auditor's client.

                   CONTINUOUS ACTIVITIES - REPORTING POLICIES

1. Advise management and the independent auditor that they are expected to provide the Audit Committee with a timely analysis of significant current financial reporting issues and developments affecting current financial reporting practices.

2. Review and discuss with management and the independent auditor their qualitative judgments about the appropriateness of accounting principles and financial disclosure practices currently being followed by the Corporation and of any changes therein that are proposed to be adopted.

3. Review and discuss with management and the independent auditor the degree of aggressiveness or conservatism of the accounting principles and underlying estimates being utilized by the Corporation and whether those principles and estimates are consistent with, or deviate from, customary industry practices.


                              SCHEDULED ACTIVITIES

1. Recommend the selection of the independent auditor for approval by the Board of Directors and approve the compensation of the independent auditor. Review and approve the discharge of the independent auditor.

2. Consider, in consultation with management and the independent auditor, the audit scope and plan proposed by the independent auditor.

3. Review with management and the independent auditor the results of the independent auditor's reviews of interim financial information and of annual audits, and solicit the independent auditor's comments relating to:

         (a) The independent auditor's review of interim financial statements;

         (b) The independent auditor's audit of the annual financial statements and accompanying footnotes, and their report thereon;

         (c) Any significant changes proposed in the independent auditor's audit plan; and

         (d) Any matters relating to the conduct of the review of interim financial statements or the conduct of the annual audit which are required to be communicated to the Audit Committee under Generally Accepted Auditing Standards.

4. Arrange for a representative of the independent auditor to be available to the full Board of Directors at least annually to help provide an appropriate basis for the Board of Directors to approve the appointment of the auditor.

5. Consider the independent auditor's reasoning behind its acceptance or questioning of significant estimates by management.

6. Based upon its review, recommend to the full Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

7. At least annually, review, update as necessary and recommend to the Board of Directors, the adoption of the Charter of the Audit Committee.

8. Prepare, and cause to be included in the Corporation's annual Proxy Statement, a report of the Audit Committee in compliance with applicable laws, rules and regulations.

                           "WHEN NECESSARY" ACTIVITIES

1. Review and approve any management consulting engagement to be performed for the Corporation by the independent auditor and request information on any other work undertaken by the independent auditor at the request of management that is beyond the scope of the audit engagement letter.

2. Review periodically with the Corporation's general counsel those legal and regulatory matters that may have a material impact on the Corporation's financial statements, compliance policies and programs.

3. Conduct, or authorize investigations into, any matters within the Audit Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such investigation.


                            MEMBERSHIP QUALIFICATIONS

1. All members of the Audit Committee shall be Independent Directors of the Corporation and shall have no relationship to the Corporation that, in the determination of the Board of Directors, may interfere with the exercise of their independence from the Corporation and its management.

2.       Members of the Audit Committee shall not be (or within the past three
         (3) years have been) an officer or employee of the Corporation or any of its affiliates.

3. Members of the Audit Committee shall not be a member of the immediate family of any person who is (or within the past three (3) years has been) an executive officer of the Corporation or any of its affiliates.

4. No member of the Audit Committee shall have received, within the past three (3) years, any compensation from the Corporation or any of its affiliates, other than for services as a director or under a tax-qualified retirement or deferred compensation plan, unless the Board of Directors shall have expressly determined that such compensatory relationship will not interfere with such member's independence.

5. No member of the Audit Committee shall be a partner, controlling shareholder or executive officer of any orginization to which the Corporation has made, or from which the Corporation has received, significant payments during the past five (5) years, unless the Board of Directors shall have expressly determined that such relationship will not interfere with such member's independence.

6. No member of the Audit Committee shall be an executive officer of any company if any executive officer of the Corporation sits on the compensation committee of such other company.

7. All members of the Audit Committee shall be financially literate and at least one member of the Audit Committee shall have appropriate accounting or related financial management expertise, in each case as determined by the Board of Directors.


                                PROCEDURAL RULES

1.       Each member of the Audit Committee shall have one vote.

2.       A quorum of the Audit Committee shall consist of any three (3) members.

3. The Audit Committee shall take action only by the affirmative vote of a majority of the members present at any meeting at which a quorum is present, or by the unanimous written consent of the members thereof.

4. The Audit Committee shall maintain minutes of its meetings, reflecting the actions taken or authorized by it, and copies thereof shall be provided to the Board of Directors.

                             [FELCOR LODGING TRUST]


                       FELCOR LODGING TRUST INCORPORATED
                    545 E. John Carpenter Frwy., Suite 1300
                              Irving, Texas 75062

                                      PROXY

                        FELCOR LODGING TRUST INCORPORATED
         545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS 75062

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2001

     The undersigned hereby appoints Thomas J. Corcoran, Jr. and Lawrence D. Robinson, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in FelCor Lodging Trust Incorporated at the Annual Meeting of Stockholders to be held at the Harvey Hotel, 4545 W. John Carpenter Freeway, Irving, Texas, at 9:00 a.m., Central Time, on May 15, 2001 and at any adjournments thereof, as specified below:

1.   ELECTION OF CLASS I DIRECTORS

     [ ] FOR THE NOMINEES LISTED BELOW            [ ]  WITHHOLD AUTHORITY
            Nominees: Melinda J. Bush
                      Charles A. Ledsinger, Jr.
                      Robert H. Lutz, Jr.
                      Michael D. Rose

     To vote FOR or WITHHOLD AUTHORITY with respect to all nominees, check the appropriate box above. To WITHHOLD AUTHORITY with respect to any individual nominee, check the FOR box and write the name of such nominee(s) for which you are withholding authority in the space below.

   -------------------------------------------------------------------------

               PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY

                            [REVERSE SIDE OF PROXY]

2. The proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon any other matter that is properly brought before the meeting in the manner directed by FelCor's Board of Directors.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees for Class I directors.


                                       Dated: __________________________, 2001
                                       Please sign exactly as name appears at
                                       left. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       -----------------------------------------
                                       Signature


                                       -----------------------------------------
                                       Title

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MATTERS SET FORTH HEREIN WERE PROPOSED BY FELCOR. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR CLASS I DIRECTORS.